UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2012

MOLSON COORS BREWING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-14829	84-0178360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 17th Street, Suite 3200, Denver, Colorado 80202

1555 Notre Dame Street East, Montréal, Québec, Canada H2L 2R5

(Address of principal executive offices, including Zip Code)

(303) 927-2337 / (514) 521-1786

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Revolving Facilities Agreement

On September 10, 2012, Molson Coors Brewing Company (the “Company”) entered into an Unsecured Uncommitted Revolving Facilities Agreement (the “Revolving Facilities Agreement”) by and among Starbev Netherlands B.V. and Molson Coors Netherlands B.V. as borrowers (the “European Borrowers”), the Company, as guarantor, Unicredit Bank Czech Republic, A.S. and ING Bank N.V., Prague Branch as mandated lead arrangers, the original lenders party thereto, Unicredit Bank AG, London Branch, as agent, and ING Bank N.V., Prague Branch, as issuing bank.

The Revolving Facilities Agreement provides for a one-year revolving credit facility of EUR150,000,000. The EUR150,000,000 commitment is split between a EUR110,000,000 facility which can be utilized by the European Borrowers for general corporate purposes, with up to EUR10,000,000 of such facility being provided in the form of ancillary facilities at the discretion of the lender, and a EUR40,000,000 facility which can be utilized by the European Borrowers only in the form of letters of credit to secure cash pooling services.  Unless terminated earlier, the Revolving Facilities Agreement will mature on September 10, 2013, and the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, if any, will be payable in full on such date. The obligations under the Revolving Facilities Agreement are general unsecured obligations of the European Borrowers. As part of the Revolving Facilities Agreement, the Company agreed to guarantee the payment when and as due of the obligations of the European Borrowers under the Revolving Facilities Agreement, on the terms and subject to the conditions set forth in the Revolving Facilities Agreement.

Loans under the Revolving Facilities Agreement will bear interest at a variable rate based on EURIBOR plus 0.95%. In the case of a payment default, the otherwise applicable interest rate may be raised 2.00% per annum on all overdue amounts.

The Revolving Facilities Agreement contains customary events of default and specified representations and warranties and covenants, including, among other things, covenants that restrict the ability of the Company and its subsidiaries to incur certain additional priority indebtedness, create or permit liens on assets, or engage in mergers or consolidations. The Revolving Facilities Agreement also requires the Company to maintain a maximum leverage ratio of (i) 4.00:1.00 during the period from September 4, 2012 to and including September 30, 2012, (ii) 3.75:1.00 during the period from October 1, 2012 to and including March 31, 2013 and (iii) 3.50:1.0 thereafter.

The foregoing description of the material terms of the Revolving Facilities Agreement is qualified in its entirety by reference to the Revolving Facilities Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Revolving Facilities Agreement

As discussed in Item 1.01 above, on September 10, 2012, the Company and the European Borrowers entered into the Revolving Facilities Agreement which provides for a revolving credit facility in the maximum principal amount of EUR150,000,000.

The description of the material terms of the Revolving Facilities Agreement in Item 1.01 is incorporated by reference in this Item 2.03, and is qualified in its entirety by reference to the Revolving Facilities Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description

10.1

Unsecured Uncommitted Revolving Facilities Agreement by and among Starbev Netherlands B.V. and Molson Coors Netherlands B.V. as borrowers, Molson Coors Brewing Company, as guarantor, Unicredit Bank Czech Republic, A.S. and ING Bank N.V., Prague Branch as mandated lead arrangers, the original lenders party thereto, Unicredit Bank AG, London Branch, as agent and ING Bank N.V., Prague Branch, as issuing bank, dated September 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2012

MOLSON COORS BREWING COMPANY

/s/ E. Lee Reichert
By:	E. Lee Reichert
Deputy General Counsel

Exhibit Index

Exhibit Number	Description

10.1

Unsecured Uncommitted Revolving Facilities Agreement by and among Starbev Netherlands B.V. and Molson Coors Netherlands B.V. as borrowers, Molson Coors Brewing Company, as guarantor, Unicredit Bank Czech Republic, A.S. and ING Bank N.V., Prague Branch as mandated lead arrangers, the original lenders party thereto, Unicredit Bank AG, London Branch, as agent and ING Bank N.V., Prague Branch, as issuing bank, dated September 10, 2012